Report of Independent
     Accountants

To the Board of Trustees and
Shareholders
of  PIC Investment Trust

In planning and performing our
audit of the financial statements
of PIC Investment Trust, a series
investment company consisting of
Provident Investment Counsel
Balanced Fund A, Provident
Investment Counsel Growth Fund
A, Provident Investment Counsel
Growth Fund B, Provident
Investment Counsel Growth Fund
I,  Provident Investment Counsel
Mid Cap Fund B, Provident
Investment Counsel Small
Company Growth Fund A,
Provident Investment Counsel
Small Company Growth Fund B,
Provident Investment Counsel
Small Cap Growth Fund I and
Provident Investment Counsel
Twenty Fund I , for the year
ended October 31, 2002, we
considered its internal control,
including control activities for
safeguarding securities, in order
to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, not to provide
assurance on internal control.

The management of PIC
Investment Trust is responsible
for establishing and maintaining
internal control.  In fulfilling this
responsibility, estimates and
judgments by management are
required to assess the expected
benefits and related costs of
controls.  Generally, controls that
are relevant to an audit pertain to
the entity's objective of preparing
financial statements for external
purposes that are fairly presented
in conformity with generally
accepted accounting principles.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, errors or fraud
may occur and not be detected.
Also, projection of any evaluation
of internal control to future
periods is subject to the risk that
controls may become inadequate
because of changes in conditions
or that the effectiveness of their
design and operation may
deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material
weakness is a condition in which
the design or operation of one or
more of the internal control
components does not reduce to a
relatively low level the risk that
misstatements caused by error or
fraud in amounts that would be
material in relation to the
financial statements being audited
may occur and not be detected
within a timely period by
employees in the normal course of
performing their assigned
functions.  However, we noted no
matters involving internal control
and its operation, including
controls for safeguarding
securities, that we consider to be
material weaknesses as defined
above as of October 31, 2002.

This report is intended solely for
the information and use of the
Board of Trustees, management
and the Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these specified
parties.


PricewaterhouseCoopers LLP

New York, New York
December 6, 2002